UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/21/2015

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4694

DE	361004130
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 S. Wacker Dr., Chicago, IL 60606

(Address of principal executive offices, including zip code)

312-326-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 21, 2015.

(b) The following matters were voted upon at the Annual Meeting of Stockholders.

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Thomas J. Quinlan III, Susan M. Cameron, Richard L. Crandall, Susan M. Gianinno, Judith H. Hamilton, Jeffrey M. Katz, Richard K. Palmer, John C. Pope, Michael T. Riordan and Oliver R. Sockwell. The Inspectors of Election certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
THOMAS J. QUINLAN III	159,229,569	1,507,084	662,101	25,542,696	0
SUSAN M. CAMERON	153,299,808	7,430,750	668,196	25,542,696	0
RICHARD L. CRANDALL	158,359,299	2,284,749	754,706	25,542,696	0
SUSAN M. GIANINNO	159,225,498	1,487,469	685,787	25,542,696	0
JUDITH H. HAMILTON	157,763,081	2,963,821	671,852	25,542,696	0
JEFFREY M. KATZ	159,406,241	1,311,117	681,396	25,542,696	0
RICHARD K. PALMER	159,555,931	1,129,193	713,630	25,542,696	0
JOHN C. POPE	158,217,992	2,498,964	681,798	25,542,696	0
MICHAEL T. RIORDAN	158,848,857	1,856,882	693,015	25,542,696	0
OLIVER R. SOCKWELL	157,629,972	3,068,953	699,829	25,542,696	6

2. The Stockholders voted to approve the advisory resolution on executive compensation. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
121,450,525	38,580,312	1,367,917	25,542,696	0

3. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2014. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
184,034,627	2,000,973	905,850	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 21, 2015	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel